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                                                                  Exhibit 3.02.1

                         CERTIFICATE OF AMENDMENT OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                             OF CSK AUTO CORPORATION
   (ORIGINALLY INCORPORATED UNDER THE NAME NR HOLDINGS, INC. ON JULY 12, 1993)


      CSK AUTO CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of the Corporation held on April 16, 2002, the Board of Directors unanimously approved and recommended for approval by the stockholders of the Corporation, an amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The undersigned, for the purpose of amending the Restated Certificate of Incorporation of the Corporation, does hereby certify that the proposed amendment approved by the Board of Directors of the Corporation is as follows:

The Restated Certificate of Incorporation of the Corporation shall be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

            "FOURTH, The total number of shares of stock which the Corporation shall have authority to issue is 58,000,000 consisting of shares of Common Stock, par value $0.01 per share ("Common Stock")."

      SECOND: That thereafter, pursuant to approval of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation at the annual meeting of the stockholders of the Corporation, which was duly called and held on June 12, 2002, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be amended by its duly authorized officer this 13th day of June, 2002.

                                    CSK AUTO CORPORATION

                                    By:   /s/ Lon B. Novatt
                                          ------------------
                                          Name: Lon B. Novatt
                                          Title:Senior Vice President